TRANSPORTATION RESOURCES INC.

COMBINED CARVE-OUT FINANCIAL STATEMENTS

For the years ended
December 31, 2021 and 2020

│1

KPMG LLP    Telephone     (514) 840-2100
600 de Maisonneuve Blvd. West    Fax    (514) 840-2187
Suite 1500, Tour KPMG    Internet    www.kpmg.ca
Montréal (Québec) H3A 0A3
Canada

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of Transportation Resources Inc.
Opinion
We have audited the combined carve-out financial statements of Transportation Resources Inc. (the ʺCompanyʺ), which comprise the combined carve-out balance sheets as of December 31, 2021 and 2020, and the related combined carve-out statements of net income, comprehensive income, changes in net parent investment, and cash flows for the years then ended, and the related notes to combined carve-out financial statements.
In our opinion, the accompanying combined carve-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (ʺGAASʺ). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Carve-out Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Combined Carve-out Financial Statements
Management is responsible for the preparation and fair presentation of the combined carve-out financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG
Canada provides services to KPMG LLP.

│2

In preparing the combined carve-out financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined carve-out financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Combined Carve-out Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined carve-out financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined carve-out financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined carve-out financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined carve-out financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

│3

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Montréal, Canada
November 14, 2022

│4

Transportation Resources Inc.	COMBINED CARVE-OUT BALANCE SHEET

(in thousands of U.S. dollars)		As at	As at
	Note	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents		6,056	5,729
Trade and other receivables	5	58,908	53,364
Inventoried supplies		2,180	1,368
Due from parent		-	9,364
Prepaid expenses		12,632	5,033
Current assets		79,776	74,858

Property and equipment	6	322,103	301,755
Operating lease right-of-use assets		9,252	9,781
Goodwill	7	198,327	197,728
Intangible assets, net	7	44,328	45,991
Other assets		142	471
Non-current assets		574,152	555,726
Total assets		653,928	630,584

Liabilities
Trade and other payables		4,394	13,452
Accrued liabilities	8	26,900	17,592
Due to parent		53,038	-
Income taxes payable		8,980	16,427
Current portion of provisions	10	7,522	6,863
Current portion of operating lease liabilities	9	4,523	2,873
Current liabilities		105,357	57,207

Operating lease liabilities	9	4,697	6,891
Other postretirement benefits		1,157	1,111
Provisions	10	12,629	11,672
Other financial liabilities		-	2,587
Deferred tax liabilities		76,922	71,870
Non-current liabilities		95,405	94,131
Total liabilities		200,762	151,338

Net Parent Investment
Accumulated other comprehensive loss		(2,177)	(1,713)
Parent Investment		455,343	480,959
Total liabilities and net parent investment		653,928	630,584

The notes are an integral part of these combined carve-out financial statements.

│5

Transportation Resources Inc.	COMBINED CARVE-OUT STATEMENTS OF NET INCOME

(In thousands of U.S. dollars, except per share amounts)	Note	2021	2020

Revenue		472,733	437,820
Fuel surcharge		72,395	49,995
Total revenue		545,128	487,815

Materials and services expenses	13	243,814	201,055
Personnel expenses		186,587	176,745
Other operating expenses		17,882	16,959
Depreciation of property and equipment	6	52,265	51,817
Amortization of intangible assets	7	2,707	2,584
Gain on sale of rolling stock and equipment		(8,011)	(1,926)
Other		(16)	(27)
Total operating expenses		495,228	447,207

Operating income		49,900	40,608

Interest income		(44)	-
Interest expense		603	398

Income before income tax		49,341	40,210
Income tax expense	14	17,505	10,702

Net income		31,836	29,508

The notes are an integral part of these combined carve-out financial statements.

│6

TRANSPORTATION RESOURCES INC.	COMBINED CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME

(In thousands of U.S. dollars)	2021	2020

Net income	31,836	29,508

Other comprehensive income (loss)
Foreign currency translation adjustments	(464)	(1,034)
Other comprehensive loss	(464)	(1,034)

Total comprehensive income	31,372	28,474

The notes are an integral part of these combined carve-out financial statements.

│7

TRANSPORTATION RESOURCES INC.	COMBINED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
DECEMBER 31, 2021 AND 2020

(In thousands of U.S. dollars)
			Accumulated
			other	Total
		Parent	comprehensive	net parent
	Note	Investment	income (loss)	investment

Balance as at December 31, 2020		480,959	(1,713)	479,246

Net income		31,836	-	31,836
Other comprehensive loss		-	(464)	(464)
Total comprehensive income (loss)		31,836	(464)	31,372

Net distribution to parent		(57,452)	-	(57,452)
Total transactions with parent, recorded directly in equity		(57,452)	-	(57,452)

Balance as at December 31, 2021		455,343	(2,177)	453,166

Balance as at December 31, 2019		511,451	(679)	510,772

Net income		29,508	-	29,508
Other comprehensive loss		-	(1,034)	(1,034)
Total comprehensive income (loss)		29,508	(1,034)	28,474

Net distribution to parent		(60,000)	-	(60,000)
Total transactions with parent, recorded directly in equity		(60,000)	-	(60,000)

Balance as at December 31, 2020		480,959	(1,713)	479,246

The notes are an integral part of these combined carve-out financial statements.

│8

Transportation Resources Inc.	COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)	Note	2021	2020

Cash flows from operating activities
Net income for the year		31,836	29,508
Adjustments for:
Depreciation of property and equipment	6	52,265	51,817
Amortization of intangible assets	7	2,707	2,584
Deferred Income tax expense	14	2,572	(8,596)
Gain on sale of rolling stock and equipment		(8,011)	(1,926)
Other post retirement benefits and provisions		1,826	1,256
Other		(500)	(45)
Changes in operating assets and liabilities
Trade and other receivables, net		(1,724)	(2,814)
Inventoried supplies, net		(812)	313
Prepaid expenses, net		(6,621)	474
Other assets		329	(138)
Trade and other payables, net		(9,335)	4,736
Accrued liabilities, net		8,431	4,179
Income taxes payable		(7,447)	11,171
Other financial liabilities		(2,587)	2,587
Net cash from operating activities		62,929	95,106

Cash flows used in investing activities
Purchases of property and equipment	6	(103,751)	(40,296)
Proceeds from sale of property and equipment		50,416	14,136
Proceeds from sale of assets held for sale		-	1,800
Purchases of intangible assets	7	(173)	-
Proceeds from sale of intangible assets	7	-	710
Business combinations, net of cash acquired	4	(14,481)	(9,614)
Other		481	(138)
Net cash used in investing activities		(67,508)	(33,402)

Cash flows (used in) from financing activities
Due to parent, net		62,402	1,538
Net distributions to parent		(57,452)	(60,000)
Other		(44)	84
Net cash (used in) from financing activities		4,906	(58,378)

Net change in cash and cash equivalents		327	3,326
Cash and cash equivalents, beginning of year		5,729	2,403
Cash and cash equivalents, end of year		6,056	5,729

The notes are an integral part of these combined carve-out financial statements.

│9

Transportation Resource Inc.	NOTES TO THE COMBINED CARVE OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

1.    Reporting entity and the business
Transportation Resources Inc. (“TRI”), through its combined entities, is a full truckload motor carrier that utilizes a fleet of tractors and trailers to provide short- and long-haul, asset- based transportation services throughout North America. TRI provides dry-van transportation services to manufacturing, industrial and retail customers while using single drivers as well as two-person driver teams over long-haul routes, with each trailer containing only one customer's goods.
TRI also offers "through-trailer" service into and out of Mexico through major gateways in Texas, Arizona and California. This service eliminates the need for shipment transfer and/or storage fees at the border and typically involves equipment- interchange operations with various Mexican motor carriers. For a shipment with an origin or destination in Mexico, TRI provides transportation for the domestic portion of the freight move, and a Mexican carrier provides the pick-up, linehaul and delivery services within Mexico.
On August 31, 2022, TRI was sold to Heartland Express, Inc. (“Heartland”) (NASDAQ: HTLD) for $525 million, subject to certain agreed upon adjustments. The agreement excluded certain tangible assets with a carrying amount of approximately $9.1 million and TFI International, Inc. (“TFI”) retains pre-closing worker’s compensation and auto liability claims included in provisions for which Heartland paid TFI an additional $24.0 million for which such assets and provisions are included in the combined carve-out financial statements.
2.    Basis of preparation
The combined carve-out financial statements are prepared in connection with the Stock Purchase Agreement dated August 31, 2022 between Heartland and TFI (Note 16). These combined carve-out financial statements include the following legal entities: Transportation Resources, Inc., Contract Freighters, Inc., CFI Truckload de Mexico, S.A. de C.V., CFI Logistica, S.A. de C.V., Solucionnes Internationales de Transporte, S.A. de C.C., and CFI Mex, S. de R.L. de C.V. and exclude the assets and liabilities and operating results of the legal entity of CFI Logistics, a subsidiary of TRI during the reporting period. The combined entities are referred to herein as TRI. TRI’s investment in CFI logistics was sold to TFI prior to the purchase of TRI by Heartland. Throughout the periods covered by the combined carve-out financial statements, TRI operated as part of TFI. Consequently, stand-alone financial statements have not historically been prepared for TRI.
The accompanying combined carve-out financial statements have been prepared on a combined basis as they represent the TRI business excluding CFI Logistics that was sold by TRI to TFI prior to the transaction with Heartland. These combined carve-out financial statements have also been prepared on a “carve-out” basis and are derived from the consolidated financial statements and accounting records of TFI using the historical results of operations and historical cost basis of the assets and liabilities of TFI that comprise TRI. The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). These combined carve-out financial statements may not be indicative of the future performance of TRI and do not necessarily reflect what the combined results of the operations, financial position and cash flows would have been if TRI had been operated as an independent company during the periods presented.
The combined carve-out statements of operations include all associated revenues from the assets being included in the combined carve-out financial statements, and the corporate functional related expenses to generate those revenues (direct, indirect, and allocated overhead). These corporate functional related costs have been allocated to TRI based on direct usage or benefit, where identifiable, with the remainder allocated based on proportionate labor costs and usage that management believes are consistent and reasonable. However, the combined carve-out financial statements may not reflect the actual costs that would have been incurred had TRI been an independent company during the period presented. See note 12, Net investment and related party transactions. The allocated costs

│10

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

have been recorded as a due to or due from the parent account in the period in which the expense was recorded in the combined carve-out statement of income. Current and deferred income taxes and related tax expenses have been determined on the carve-out results of TRI by applying Accounting Standards Codification (ASC) No. 740, Income Taxes, to TRI’s operations in each country as if it were a separate taxpayer.
Transactions between TRI and TFI included in these combined carve-out financial statements are generally settled through a due to or due from parent account and occasionally through the issuance of dividends. Transactions that impacted the due to or due from parent account are reported as financing activities in the combined carve-out statements of cash flows. The net effect of these transactions is included in the combined carve-out balance sheet’s due to or due from parent account. The net investment represents the parent’s interest in the recorded net assets of TRI and represents the cumulative net investment by the parent in TRI through the dates presented and includes cumulative operating results. Distribution to the parent company are also reported as financing activities in the combined carve-out statements of cash flows.
Certain related party transactions between TRI and TFI and its subsidiaries that occur as arm’s length transactions, are recorded through revenues and expenses, with corresponding amounts being recorded in trade receivables and trade payables. See note 12, Net investment and related party transactions. These transactions are not eliminated in the combined carve-out financial statements.
a)    Functional and reporting currency
The Company’s combined carve-out financial statements are presented in U.S. dollars (“U.S. dollars” or “USD”), the same as the functional currency of the Company.
All financial information presented in U.S. dollars has been rounded to the nearest thousand.
b)    Use of estimates and judgments
Management makes estimates and assumptions when preparing the combined carve-out financial statements in conformity with accounting principles generally accepted in the US. These estimates and assumptions affect the amounts reported in the accompanying combined carve-out financial statements and notes. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Such estimates relate to revenue-related adjustments, impairment of goodwill and long-lived assets, amortization and depreciation, income taxes, self-insurance accruals, contingencies, and assets and liabilities recognized in connection with acquisitions, and allocation of related party related costs.
TRI evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Estimates and assumptions are adjusted when facts and circumstances dictate. Volatility in financial markets and changing levels of economic activity increase the uncertainty inherent in such estimates and assumptions. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the combined carve-out financial statements in future periods, and assumptions resulting from changes in the economic environment will be reflected in the combined carve-out financial statements of future periods.
3.    Significant accounting policies
The accounting policies set out below have been applied consistently to all periods presented in these combined carve-out financial statements. The accounting policies have been applied consistently by TRI.

│11

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

a)Basis of combination

i)Business combinations
TRI applies the acquisition method to account for business combinations. TRI measures goodwill as the fair value of the consideration transferred including the fair value of liabilities resulting from contingent consideration arrangements, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at fair value as of the acquisition date. When the excess is negative, a bargain purchase gain is recognized immediately in income or loss.
If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, TRI records provisional amounts for the items for which the accounting is incomplete. During the measurement period (a period not to exceed twelve months from the acquisition date), those provisional amounts are adjusted in the reporting period in which the amounts are determined, or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.
Transaction costs, other than those associated with the issue of debt or equity securities, that TRI incurs in connection with a business combination, are expensed as incurred.
ii)Transactions eliminated on combination
Intra-group balances and transactions, any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the combined carve-out financial statements.
b)Foreign currency translation

i)Foreign currency transactions
Transactions in foreign currencies are translated to the functional currency of TRI at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate in effect at the reporting date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated at the rate in effect on the transaction date. Income and expense items denominated in foreign currency are translated at the date of the transactions. Gains and losses are included in income or loss.
ii)Foreign operations
The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on business combinations, are translated to US dollars at exchange rates in effect at the reporting date. The income and expenses of foreign operations are translated to US Dollars at the average exchange rate in effect during the period.
Foreign currency differences are recognized in other comprehensive income (“OCI”).
When a foreign operation is disposed of, the relevant amount in the cumulative amount of foreign currency translation differences is transferred to income or loss as part of the income or loss on disposal.
Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in foreign operations, are recognized in other comprehensive income.

│12

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

c)    Financial instruments
The fair values of cash and cash equivalents, trade receivables, accounts payable and accrued liabilities, which are recorded at cost, approximate fair value based on the short-term nature and high credit quality of these financial instruments.
d)    Property and equipment
Property, plant and equipment are reported at historical cost and are depreciated on a straight-line basis over their estimated useful lives, 5 to 40 years for buildings and leasehold improvements, 4 to 10 years for rolling stock equipment and 3 to 10 years for most other equipment.
Expenditures for equipment maintenance and repairs are charged to operating expenses as incurred, and betterments are capitalized. Gains or losses on sales of equipment and property are recorded in other operating expenses.
e)    Intangible assets and goodwill
i) Goodwill
Goodwill that arises upon business combinations is included in the intangible assets.
Goodwill is not amortized and is measured at cost less accumulated impairment losses.
iii)Other intangible assets
Intangible assets consist of customer relationships, trademarks, non-compete agreements and information technology.
TRI determines the fair value of the customer relationship intangible assets using the excess earnings model and internally developed significant assumptions including:

│13

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

1.Forecasted revenue attributable to existing customer contracts and relationships;
2.Estimated annual attrition rate;
3.Forecasted operating margins; and
4.Discount rates.
The internally developed assumptions are based on limited observable market information which cause measurement uncertainty, and the fair value of the customer related intangible assets are sensitive to changes to these assumptions.
Intangible assets that are acquired by TRI and have finite lives are measured at cost less accumulated amortization and accumulated impairment losses.
Intangible assets with finite lives are amortized on a straight-line basis over 5 to 20 years for customer relationships and trademarks, 3 to 10 years for non-compete agreements, and 5 to 7 years from information technology. Certain trademarks have indefinite useful lives and are not amortized, but are tested for impairment at least annually, unless events occur or circumstances change between annual tests that would more likely than not reduce the fair value. Trademarks with indefinite useful life are tested for impairment annually using a relief-from-royalty method.
Useful lives are reviewed at each financial year-end and are adjusted prospectively, if appropriate.
f)    Leases
At the inception of a contract, TRI assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Leases with a term of twelve months or less are not recorded by TRI on the combined carve-out balance sheet.
Finance and operating leases right-of-use assets and liabilities are recognized based on the present value of future lease payments over the lease term at the commencement date. The leases are discounted using the interest rate implicit in the lease or, if that cannot be readily determined, TRI’s incremental borrowing rate. The incremental borrowing rate is a function of TFI’s incremental borrowing rate, the nature of the underlying asset, and the length of the lease. Generally, TRI uses its incremental borrowing rate as the discount rate. Operating lease expense is recognized on a straight-line basis over the lease term. Leases which have been identified as operating in nature are expensed in materials and service expenses (for vehicle and operating equipment) and through other operating expenses (for rent and other administrative equipment).
TRI’s lease contracts may contain termination, renewal and/or purchase options, residual value guarantees, or a combination thereof, all of which are evaluated by TRI. TRI accounts for renewal options when it is reasonably certain that it will exercise one of these options.
Lease contracts may contain lease and non-lease components that TRI generally accounts for separately.
TRI does not have material finance leases.
g)    Long-Lived assets
Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the

│14

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

extent that the carrying amount exceeds its fair value. Fair values are determined using quoted market values, discounted cash flows or external appraisals, as applicable.
Goodwill is not amortized but tested for impairment on an annual basis, or more frequently If circumstances warrant. The impairment of the TRI reporting unit is tested for impairment as at year end. The Company may first assess certain qualitative factors to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, or proceed directly to a quantitative goodwill impairment test. If the qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test must be performed. The quantitative impairment test is performed by comparing the fair value of a reporting unit with its carrying amount, including goodwill, and an impairment loss is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, up to the value of goodwill. The Company defines the fair value of a reporting unit as the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants as of the impairment date. To determine the fair value of a reporting unit, the Company uses the value in use approach. The value in use methodology is based on discounted future cash flows. Management believes that the discounted future cash flows method is appropriate as it allows more precise valuation of specific future cash flows and reflects current market assessments of the time value of money and the risks specific to the reporting unit.
h)    Provisions
Self-insurance provisions represent the uninsured portion of outstanding claims at year-end. The provision represents an accrual for estimated future disbursements associated with the self-insured portion for claims filed at year-end and incurred but not reported, related to cargo loss, bodily injury, worker’s compensation and property damages. The estimates are based on the TRI’s historical experience including settlement patterns and payment trends. The most significant assumptions in the estimation process include the consideration of historical claim experience, severity factors affecting the amounts ultimately paid, and current and expected levels of cost per claims. Changes in assumptions and experience could cause these estimates to change significantly in the near term.
For all other legal claims, TRI maintains, and regularly updates on a case-by-case basis, provisions for such items when the expected loss is both probable and can be reasonably estimated based on currently available information.
i)    Revenue recognition
Revenue is recognized as services are rendered, when the control of the promised services are transferred to customers in an amount that reflect the consideration of TRI expects to be entitled to receive in exchange for those services measured based on the consideration specified in a contract with the customers. TRI recognizes revenue and related direct costs over time in the statement of net income. The stage of completion of the service is determined using the proportion of days completed to date compared to the estimated total days of the service. Revenue is presented on a net of trade discounts and volume rebates. TRI considers the contract with customers to include the general transportation service agreement and the individual bill of ladings with customers.
j)    Income Taxes
TRI has been included in the consolidated federal income tax return and consolidated/combined unitary state income tax returns of TFI. Furthermore, TRI files various stand-alone state income/franchise tax returns. TRI’s provision for income taxes and deferred tax balances as presented in the combined carve-out financial statements are calculated on a separate tax return basis. Under the separate return method, income taxes for each of the combined entities are calculated as if the entity was a separate taxpayer. Income taxes reflected in the accompanying combined carve-out financial statements of income represent a proportionate share of

│15

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

TFI’s consolidated income tax provision or benefit and approximate the amounts that would have been recorded had TRI filed separate tax returns. Federal and state income taxes payable and receivable in the US are settled in the current period through the intercompany payable account with TFI while income taxes payable to foreign jurisdictions are reported in the combined carve-out balance sheets. Current and long-term deferred taxes presented in the accompanying combined carve-out balance sheets represent TRI’s proportionate share of TFI’s consolidated deferred income tax accounts and approximate those that would have been recorded had TRI filed separate tax returns.
TRI follows the asset and liability method of accounting for income taxes. Under the asset and liability method, the change in the net deferred income tax asset or liability is included in the computation of net income (loss) or other comprehensive income (loss). Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial statement reporting purposes and the bases for income tax purposes, and (b) operating losses and tax credit carry forwards. Deferred income tax assets are evaluated and, if realization is not considered to be more-likely-than-not, a valuation allowance is provided.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs
k)    Cash and cash equivalents
Cash equivalents consist of short-term interest-bearing instruments with maturities of three months or less at the date of purchase. The US denominated bank accounts of TRI are part of the TFI’s cash pooling mechanism, resetting the bank balance on a daily basis. The bank accounts denominated in Pesos are excluded from the cash pooling.
l)    Owner’s Net Investment and Funding Structure
Amounts for cash and debt (amounts due to parent) are reflected in the Combined Carve-out Financial Statements only for the activities of TRI that operated or existed in separate dedicated TRI entities, during the period of the Combined Carve-out Financial Statements. The funding structure is therefore not necessarily representative of the financing that would have been reported if TRI operated on its own or as an entity independent from TFI during the periods presented, nor is it indicative of the financing that may arise in the future.
m)    New standards and interpretations not yet adopted
    The following standards are not yet effective for the year ended December 31, 2021, and have not been applied in preparing these combined carve-out financial statements:
        ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance
    On November 17, 2021, the FASB issued ASU 2021-10, which requires new annual disclosures for entities receiving government assistance.
This ASU is effective for annual periods in fiscal years beginning after December 15, 2021. The ASU may be applied prospectively from the date of initial application or retrospectively.
Early application is permitted.
The adoption of the standard is not expected to have a material impact.

│16

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

    ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
On October 28, 2021, the FASB issued ASU 2021-08, which provides an exception to fair value measurement for revenue contracts acquired in business combinations. This ASU is effective for:
•    public business entities for annual and interim periods in fiscal years beginning after December 15, 2022 and is applied prospectively.
Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance).
The adoption of the standard will only impact future business combinations.
4.    Business combinations
a)    Business combinations
On November 26, 2021, TRI acquired D&D Sexton (“D&D”). Based in Carthage, Missouri, D&D Specializes in refrigerated transportation providing both long-haul over-the-road services as well as local and shuttle operations.
During the twelve months ended December 31, 2021, this business contributed revenue and net income of $2.7 million and $0.1 million, respectively, since the acquisition. Had TRI acquired this business on January 1, 2021, as per management’s best estimates, the revenue and net income for these entities would have been $29.0 million and nil, respectively. In determining these estimated amounts, management assumed that the fair value adjustments that arose on the date of acquisition would have been the same had the acquisitions occurred on January 1, 2021 and adjusted for interest, based on the purchase price and average borrowing rate of TRI, and income tax expense based on the effective tax rate.
During the twelve months ended December 31, 2021, nil transaction costs have been expensed in other operating expenses in the combined carve-out financial statements of net income in relation to the above-mentioned business acquisition.
As of the reporting date, TRI has recorded the purchase price allocation over the identifiable net assets and goodwill of the acquisition based on the estimated purchase price. The purchase price allocation is not finalized as the purchase price is still subject to working capital adjustments based on the sale purchase agreement and TRI is awaiting approval from the seller to finalize.
The table below presents the preliminary purchase price allocation based on the best information available to TRI to date:

│17

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

Identifiable assets acquired and liabilities assumed	Note	November 26, 2021
Trade and other receivables		3,820
Prepaid expenses		978
Property and equipment	6	11,151
Operating lease right-of-use assets	9	2,656
Intangible assets	7	1,000
Trade and other payables		(77)
Accrued Liabilities		(877)
Operating lease liabilities	9	(2,656)
Deferred tax liabilities		(2,440)
Total identifiable net assets		13,555
Total consideration transferred		14,481
Goodwill	7	926
Total cash consideration transferred		14,481

The trade receivables comprise gross amounts due of $3.1 million, of which nil was expected to be uncollectible at the acquisition date.
No goodwill and intangible assets acquired through this business combinations are  deductible for tax purposes.
b)    Prior year business combinations
On June 26, 2020, TRI completed the acquisition of MCT Transportation, LLC (“MCT”). Based in South Dakota, MCT provides transportation for major companies in the packaged food, agriculture, medical and automotive industries, primarily throughout Southeast and Mid-West regions of the United States.
During the twelve months ended December 31, 2021, this business contributed revenue and net income of $24.3 million and $1.0 million, respectively, since the acquisition. Had TRI acquired this business on January 1, 2020, as per management’s best estimates, the revenue and net income for these entities would have been $44.9 million and $0.9 million, respectively. In determining these estimated amounts, management assumed that the fair value adjustments that arose on the date of acquisition would have been the same had the acquisitions occurred on January 1, 2020 and adjusted for interest, based on the purchase price and average borrowing rate of TRI, and income tax expense based on the effective tax rate.
During the twelve months ended December 31, 2021, $0.1 million of transaction costs have been expensed in other operating expenses in the combined carve-out statements of net income in relation to the above-mentioned business acquisition.

│18

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

The table below presents the final purchase price allocation:

Identifiable assets acquired and liabilities assumed	Note	June 26, 2020
Trade and other receivables		4,953
Inventoried supplies and prepaid expenses		56
Property and equipment	6	813
Operating lease right-of-use assets	9	11,949
Intangible assets	7	3,375
Trade and other payables		(130)
Operating lease liabilities	9	(11,949)
Total identifiable net assets		9,067
Total consideration transferred		9,614
Goodwill	7	547
Total cash consideration transferred		9,614
5.Trade and other receivables

	December 31, 2021	December 31, 2020
Trade receivables	55,103	51,481
Allowance for doubtful accounts	(1,768)	(1,946)
Unbilled revenue	2,256	1,650
Sales taxes receivable	1,031	1,264
Other	2,286	915
	58,908	53,364

│19

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

6.    Property and equipment

		Land and	Rolling
	Note	buildings	stock	Equipment	Total
Cost
Balance at December 31, 2019		34,062	388,466	5,147	427,675
Additions through business combinations	4	-	813	-	813
Other additions		1,100	36,761	24	37,885
Disposals		-	(29,512)	-	(29,512)
Reclassification to assets held for sale		(1,800)	-	-	(1,800)
Effect of movements in exchange rates		(49)	(9)	(11)	(69)
Balance at December 31, 2020		33,313	396,519	5,160	434,992
Additions through business combinations	4	248	10,494	409	11,151
Other additions		5,378	97,604	969	103,951
Disposals		-	(82,735)	(1,230)	(83,965)
Effect of movements in exchange rates		(27)	(57)	(6)	(90)
Balance at December 31, 2021		38,912	421,825	5,302	466,039

Accumulated Depreciation
Balance at December 31, 2019		4,157	92,416	2,156	98,729
Depreciation		1,210	49,640	967	51,817
Disposals		-	(17,301)	-	(17,301)
Effect of movements in exchange rates		2	(10)	-	(8)
Balance at December 31, 2020		5,369	124,745	3,123	133,237
Depreciation		1,252	50,135	878	52,265
Disposals		-	(40,447)	(1,113)	(41,560)
Effect of movements in exchange rates		(2)	(1)	(3)	(6)
Balance at December 31, 2021		6,619	134,432	2,885	143,936

Net carrying amounts
At December 31, 2020		27,944	271,774	2,037	301,755
At December 31, 2021		32,293	287,393	2,417	322,103

As at December 31, 2021, $0.3 million is included in trade and other payables for the purchases of property and equipment (December 31, 2020 – $0.1 million). As at December 31, 2021, the carrying amount of property and equipment for the Mexican operations was $0.9 million (December 31, 2020 - $1.1 million).

│20

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

7.    Intangible assets and goodwill

			Intangible assets
					Non-
			Customer		compete	Information
	Note	Goodwill	relationships	Trademarks	agreements	technology	Total
Cost
Balance at December 31, 2019		262,120	30,690	28,199	-	713	321,722
Additions through business combinations		547	3,375	-	-	-	3,922
Sale of intangibles		-	(710)	-	-	-	(710)
Effect of movements in exchange rates		(678)	(415)	(27)	-	-	(1,120)
Balance at December 31, 2020		261,989	32,940	28,172	-	713	323,814
Additions through business combinations		926	430	420	150	-	1,926
Other additions		-	-	-	-	173	173
Effect of movements in exchange rates		(327)	(219)	(15)	-	-	(561)
Balance at December 31, 2021		262,588	33,151	28,577	150	886	325,352

Amortization and impairment losses
Balance at December 31, 2019		64,261	9,679	2,964	-	693	77,597
Amortization		-	2,564	-	-	20	2,584
Effect of movements in exchange rates		-	(83)	(3)	-	-	(86)
Balance at December 31, 2020		64,261	12,160	2,961	-	713	80,095
Amortization		-	2,696	6	5	-	2,707
Effect of movements in exchange rates		-	(103)	(2)	-	-	(105)
Balance at December 31, 2021		64,261	14,753	2,965	5	713	82,697

Net carrying amounts
At December 31, 2020		197,728	20,780	25,211	-	-	243,719
At December 31, 2021		198,327	18,398	25,612	145	173	242,655

We have performed our annual impairment test for goodwill and the indefinite life intangible assets and no impairment charge was taken in fiscal 2021 and 2020. As at December 31, 2021 the indefinite life trademarks had a carrying value of $25.2 million (December 31, 2020 - $25.2 million.
8.    Accrued liabilities

	December 31, 2021	December 31, 2020
Accruals	14,339	8,132
Accrued compensation and benefits	9,064	6,430
Accrued payroll deductions	3,497	3,030
	26,900	17,592

│21

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

9.     Operating leases
    The following table provides TRI’s lease expense for the years ending December 31:

	2021	2020
Operating lease expense	4,059	1,711
Short-term lease expense	918	1,810
Variable lease expense	1,173	1,241
Total Lease Expense	6,150	4,762
The lease expenses are included in operating activities on the combined carve-out statements of cash flows. Right-of use assets obtained in exchange for operating lease liabilities were $2.2 million for the year ended December 31, 2021 (December 31, 2020 of $1.2 million).
The following table provides TRI’s operating lease right-of-use assets and lease liabilities:

	As at	As at
	December 31, 2021	December 31, 2020

Operating lease right-of-use assets	9,252	9,781

Current portion of operating lease liabilities	4,523	2,873
Long-term portion of operating lease liabilities	4,697	6,891
Total operating lease liabilities	9,220	9,764

TRI does not have a significant exposure to termination options and penalties.
The following table provides the remaining lease terms and discount rates for TRI’s operating leases for the year ended December 31:

	2021	2020
Weight average remaining lease term (years)	2.22	3.55
Weighted-average discount rate (%)	3.32%	1.91%
Contractual cash flows
The total contractual cash flow maturities of the TRI’s lease liabilities are as follows:

As at
December 31, 2021
Less than 1 year	4,799
Between 1 and 2 years	3,421
Between 2 and 3 years	910
Between 3 and 4 years	218
Between 4 and 5 years	91
More than 5 years	-
Total lease payments	9,439
Less: Imputed interest	219
9,220

│22

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

10.    Provisions

Self insurance
As at December 31, 2021
Current provisions	7,522
Non-current provisions	12,629
20,151

As at December 31, 2020
Current provisions	6,863
Non-current provisions	11,672
18,535

Self insurance
Balance at December 31, 2019	17,455
Provisions made during the year	29,150
Provisions used during the year	(25,177)
Provisions reversed during the year	(2,893)
Balance at December 31, 2020	18,535
Provisions made during the year	24,695
Provisions used during the year	(19,468)
Provisions reversed during the year	(3,611)
Balance at December 31, 2021	20,151

Self-insurance provisions represent the uninsured portion of outstanding claims at period-end and is included in materials and services expenses on the combined carve-out statement of net income.

11.    Net investment and related party transactions
    Movements in the net investment between TRI and its parent occur periodically as determined by the parent company. For the year ended December 31, 2021 TRI distributed $57.5 million to the parent company (December 31, 2020 - $60.0 million).
Historically, TRI has been managed and operated in the normal course of business with other affiliates of the parent. Accordingly, certain shared costs have been allocated to TRI and reflected as expenses in the combined carve-out financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical parent expenses attributable to TRI for the purposes of the combined carve-out financial statement. The expenses reflected in the combined carve-out financial statements may not be indicative of expenses that will be incurred by TRI in the future. The following expense have been allocated to the combined carve-out financial statements:
    Insurance
TFI manages the insurance portfolio on a consolidated basis, and allocates the expenses proportionately to the operations.
General Corporate Overhead:
TFI incurs significant corporate costs for support services to TRI as well as its other subsidiaries. These costs include expenses for accounting, claims management, other financial services such as treasury and audit functions, human resources, legal, facilities, marketing and business support. These allocated costs have been recorded in materials and services expense for $3.4 million (2020 -

│23

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

$2.9 million), personnel expenses for $2.0 million (2020 - $1.7 million), and in other operating expenses for $0.4 million (2020 - $0.3 million).
Allocation of revenues:
TRI occasionally chooses to engage a related party logistics divisions to obtain brokers to perform transportation services for their customers. Historically, some of the revenues and expenses generated from these activities were recorded entirely in the related party logistics divisions, as the operations were under common management of TFI. These combined carve-out financial statements allocate the necessary revenues and expenses from these activities to TRI at the gross margin determined from the related party logistics operations. For the year ended December 31, 2021, TRI recorded revenues of $19.1 million of revenues allocated to TRI that were performed by the logistic related party (December 31, 2020 - $11.9 million) and purchases of $17.8 million for the services performed (December 31, 2020 - $11.1 million), which are included in materials and services expenses. These transactions were recorded as part of the due to or due from parent accounts.
Other related party transactions between TRI and TFI subsidiaries occurred as arm’s length transactions, and were recorded through revenues and expenses of TRI historically, with corresponding amounts being recorded in trade receivables and payables. For the year ended December 31, 2021, TRI generated revenues of $6.9 million from sales with related parties (December 31, 2020 - $2.6 million) and incurred purchases of $2.0 million of services from related parties (December 31, 2020 - $0.9 million) included in materials and services expenses. Trade receivables and trade payables as at December 31, 2021 are $0.8 million and $0.2 million, respectively (December 31, 2020 - $0.3 million and $0.1 million, respectively).
Certain of the combined entities of TRI are considered material credit parties for TFI’s revolving credit facilities. These parties change as necessary to cover specific amounts of TFI’s consolidated earnings and assets, and provide guarantees to TFI’s lenders. No liability and expense have been recorded by TRI with respect to these guarantees.
12.     Stock-Based compensation
    TFI grants stock-based awards, including stock options, restricted stock awards, and performance stock awards to certain employees, including some of TRI. Stock-based compensation expense is measured at the grant based on the fair value of the award and recognized over the vesting or service period, as applicable, of the stock-based award.
Forfeitures are accounted for as they occur.
Share-based compensation expense recognized was $1,4 million for the year ended December 31, 2021 (December 31, 2020 - $0.7 million) and included in personnel expenses.

13.    Materials and services expenses
TRI’s materials and services expenses are primarily costs related to independent contractors and vehicle operation expenses. Vehicle operation expenses consists primarily of fuel costs, repairs and maintenance, insurance, permits and operating supplies.

	2021	2020
Independent contractors	93,054	79,482
Vehicle operation expenses	150,760	121,573
	243,814	201,055

│24

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

14.    Income tax expense
The following table presents TRI’s income tax expense:

	2021	2020
Current tax expense
Federal	10,715	14,534
State	3,645	4,152
Foreign	573	612
	14,933	19,298

Deferred tax expense (recovery)
Federal	2,150	(6,845)
State	573	(1,563)
Foreign	(151)	(188)
	2,572	(8,596)
Income tax expense	17,505	10,702

Reconciliation of effective tax rate:

	2021		2020
Income before income tax		49,341		40,264
Income tax using the Company’s statutory tax rate	25.2%	12,489	24.4%	9,823

Increase (decrease) resulting from:
Rate differential between jurisdictions	0.1%	49	0.4%	141
Variation in tax rate	0.5%	253	1.7%	678
Non deductible expenses	2.3%	1,140	3.2%	1,276
Tax deductions and tax exempt income	-0.5%	(242)	-0.3%	(114)
Adjustment for prior periods	7.6%	3,759	-2.8%	(1,110)
Multi-jurisdiction tax	0.1%	57	0.0%	8
	35.4%	17,505	26.6%	10,702
The components of the net deferred tax asset (liability) included in “Deferred tax liabilities” in the combined carve-out balance sheet were:

	2021	2020
Deferred tax assets:
Trade and other receivables	466	209
Trade and other payables	768	823
Accrued liabilities	1,440	1,936
Provisions	5,421	4,528
Postretirement benefits	444	430
Other	57	89
Total deferred tax assets	8,596	8,015

Deferred tax liabilities:
Property and equipment	(73,073)	(67,203)
Intangible assets	(11,021)	(11,323)
Prepaid expenses	(1,236)	(1,187)
Other	(188)	(171)
Total deferred tax liabilities	(85,518)	(79,885)

Deferred income taxes	(76,922)	(71,870))

│25

TRANSPORTATION RESOURCES INC.	NOTES TO THE COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.)	YEARS ENDED DECEMBER 31, 2021 AND 2020

Income taxes paid for the year ended December 31, 2021 was $22.1 million (December 31, 2020 - $8.0 million).

15.    Contingencies, letters of credit and other commitments
a)    Contingencies
There are pending operational and personnel related claims against the TRI. In the opinion of management, these claims are adequately provided for in Provisions (note 10) on the combined carve-out balance sheet and settlement is not expected to have a material adverse effect on the TRI’s financial position or results of operations.
b)    Letters of credit
As at December 31, 2021, TRI had $1.5 million of outstanding letters of credit (December 31, 2020 - $1.1 million).
c)    Other commitments
As at December 31, 2021, TRI had $2.0 million of purchase commitments (December 31, 2020 – $39.8 million). December 31, 2020

 16.    Subsequent events
Subsequent events have been evaluated to November 14, 2022 which is the date the combined carve-out financial statements were available to be issued.
On August 31, 2022, TRI was sold to Heartland Express, Inc. (NASDAQ: HTLD) for consideration of $525 million, subject to certain agreed upon adjustments.

│26